EXHIBIT  10

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 3rd day of July, 1997 by and among Tel-Save, Inc. ("Company"), a Pennsylvania corporation and a wholly-owned subsidiary of Tel-Save Holdings, Inc. ("Holdings") and Holdings, having its prinicipal place of business at Route 202, New Hope, Pennsylvania 18938) ("Principal Place of Business"), and George
P. Farley ("Employee"). Company and Holdings shall be collectively be referred to herein as "Company".

                              Preliminary Statement
         WHEREAS, Employee is currently employed as the chief financial officer of Twin County Grocers, Inc. and can not commence his employment with the Company until after September 30, 1997;

         WHEREAS, Company desires to employ Employee, and Employee desires to be employed by Company; and

         WHEREAS, Company and Employee desire to enter into this Agreement which sets forth the terms and conditions of said employment.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

         1. Employment. Company agrees to employ Employee, and Employee accepts such employment and agrees to serve Company, on the terms and conditions set forth herein. Except as otherwise specifically provided herein, Employee's employment shall be subject to the employment policies and practices of Company in effect from time to time during the Term of Employee's employment hereunder (including without limitation its practices as to reporting and withholding).

         2. Term of Agreement. The Term of Employee's employment hereunder shall commence in October 1997 and shall continue in effect for a period of three years thereafter, except as hereinafter provided ("Term").

          3.       Position and Duties.

3.1 General. Except as may otherwise be agreed upon between Company and Employee, Employee shall perform such duties and responsibilities of Chief Financial Officer of Holdings and Company and such duties as may be reasonably assigned or delegated to him from time to time by the Chief Executive Officer and/or the majority of the Board of Directors, including without limitation service as an, officer or director of Company and affiliates of the Company without additional compensation. References in this Agreement to Employee's employment

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                                       -2-

                  with Company shall be deemed to refer to employment with Company or an affiliate. Employee shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

         3.2 Base Amount. Employee shall devote at the Principal Place of Business or such specific place as the Chairman of the Board and Chief Executive Officer shall designate at least four days per week ("Base Amount") to the business and affairs of Company. Employee shall devote such additional working time and effort to the business and affairs of the Company as may from time to time be reasonably requested by the Company.

         3.3 Directorships. Employer acknowledges that Employee may serve as a member of the Board of Directors of up to three other corporations. Employee will not serve on the Boards of Directors of corporations in the telecommunications or any other related industries or which are, directly, or indirectly, competitive with Employer, without the written consent of Employer. Employee agrees that his membership on the Boards of Directors of other corporations and any time devoted to such membership will not impair his ability to fully perform his duties and responsibilities hereunder.

         3.4 Holdings' Board of Directors. Employee shall continue as a member of the Board of Directors of Holdings until the next annual meeting of the shareholders and shall be nominated to stand for election at such meeting to serve as a director until the year 2000.

         4.       Compensation and Related Matters.

         4.1 Base Salary. During the Term of his employment hereunder, Company shall pay to Employee a minimum annual base salary of not less than $200,000 or such greater amount as may be determined from time to time by Company's Board of Directors. Base salary shall be paid in accordance with Company's usual and customary payroll practices. Base salary shall be increased each year after the first full year (on the anniversary hereof) by the greater of (i) an amount established by the Board of Directors; and (ii) the percentage increase in the CPI (as hereinafter defined) over the previous year's CPI, with such increases each year being on a cumulative basis. "CPI" shall mean the U.S. City Average Consumer Price Index for all Urban Customers.

         4.2 Benefit Plans and Arrangements. Employee shall be entitled to participate in and to receive benefits under Company's benefit plans available to a Company employee with your tenure and annual compensation level under Company's employee benefit plans and arrangements in effect during the Term of his employment hereunder, which may be altered from time to time at the discretion of Company.

         4.3 Perquisites. During the Term of his employment hereunder, Employee shall be



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                  entitled to receive fringe benefits ordinarily and customarily provided by Company to officers of the Company, including but not limited to a credit card.

         4.4 Expenses. Company shall promptly reimburse Employee for all normal out-of-pocket expenses related to Company's business that are actually paid or incurred by him in the performance of his services under this Agreement and that are incurred, reported and documented in accordance with Company's policies. In addition, the Company agrees during the Term to provide Employee with (i) an automobile, as the Company shall determine; and telephones, a computer and a fax for use at Employee's office.

         4.5 Stock Options. Holdings agrees to issue Employee non-qualified and investment options to purchase an aggregate number of shares of Common Stock, $.01 par value, of Holdings ("Common Stock") as follows:

                  (i) Employee shall be granted an option to purchase 400,000 shares of Common Stock (the "Option). The form of, terms and conditions of the Option are set forth in Exhibit A attached hereto. The Option shall have an exercise price equal to $13.25, the fair market value of the Common Stock on the date hereof and shall vest in accordance with the schedule in the Option. The fair market value of the Company's Common Stock for purposes of this Agreement shall mean the last reported sale price of a share of the Company's Common Stock on the NASDAQ National Market System.

                  (ii) Company agrees to register the shares issuable upon the exercise of the options contemplated hereunder under the Securities Act of 1933 and any applicable state registration provisions as so as practicable after issuance or purchase as the case may be.

         5.       Termination.  The Term  of   Employee's  employment  hereunder
                  may be terminated under the following circumstances:

         5.1      Death. The Term  of  Employee's  employment  hereunder   shall
                  terminate upon his death.

         5.2 Disability. Company may terminate the Term of Employee's employment hereunder as a result of Employee's physical or mental incapacity in accordance with Company's disability policy.

         5.3 Cause. Company may terminate the Term of Employee's employment hereunder for Cause. For purposes of this Agreement, Company shall have "Cause" to terminate Employee's employment hereunder upon Employee's (i) material breach of any material provision of this Agreement, (ii) engaging in conduct injurious to Company or in willful misconduct as an employee of the Company in connection with misappropriating any funds or property of Company or attempting to willfully obtain

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                  any personal profit from any transaction in which Employee has an interest adverse to the interests of the Company, or (iii) gross neglect or unreasonable refusal to perform the duties assigned to Employee under or pursuant to this Agreement.

         5.4      By Employee.

                  (i) Employee may terminate the Term of this employment hereunder upon sixty days prior written notice to Company, provided that, upon the giving of such notice by Employee, Company may establish an earlier date for the termination of the Term and such termination nonetheless shall be considered a termination under this Section 5.4.

                  (ii) Employee may terminate employment hereunder for good reason immediately and with notice to the Company. "Good Reason" for termination by Employee shall include, but is not limited to, the following conduct of Company:

                               (a) Material breach of any provision of this Agreement by Company, which breach shall have not been cured by Company within thirty
                                    (30) days of receipt of written notice of said material breach;

                               (b) Failure to maintain Employee in a position commensurate with that referred to in
                                    Section 2 of this  Agreement,  or any action
                                    by Company which  results in the  diminution
                                    of  such  position,   authority,  duties  or
                                    responsibilities.

                  (iii) Employee may terminate employment hereunder in the event of a "Change in Control" of Holdings, if the conduct described in Section 5.4(ii)(a), (b) or (c) shall also occurred. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (I) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company, becomes after the date hereof the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Company representing more than 20% of the total voting power represented by the Company's then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Holdings and any new director whose election by the Board of Directors or nomination for election by Holding's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was

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                           previously  so  approved,  cease  for any  reason  to
                           constitute a majority thereof, (iii) the stockholders of Holdings approve a merger or consolidation of Holdings or Company with any other corporation other than a merger or consolidation which would result in
                           the  voting   securities   of  Holdings   outstanding
                           immediately  prior  thereto  continuing  to represent
                           (either  by   remaining   outstanding   or  by  being
                           converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of Holdings or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Holdings approve a plan of complete liquidation of
                           the  Company  or  an   agreement   for  the  sale  or
                           disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the assets of the Company , (vi) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act to Item1 of Form 8-K promulgated under the Exchange Act, or(vii) Daniel Borislow ceases to be the Chief Executive Officer of Holdings and/or Company. Notwithstanding the foregoing, it shall not be a "Change in Control" of Holdings if stock holders of Holdings who or which as of the date of this Agreement beneficially own more than 5% of the total voting power of Holdings increase its beneficial holdings to above 20%.

         5.5 Without Cause. Company may terminate the Term of Employee's employment other than for Cause or disability at any time upon written notice to Employee.

         6. Compensation in the Event of Termination. In the event that Employee's employment pursuant to this Agreement terminates prior to the end of the Term of this Agreement, Company shall pay the Employee compensation as set forth below:

         6.1 By Employee for Good Reason Following a Change in Control; By Company without Cause. In the event that Employee's employment hereunder is terminated: (i) by Employee for good reason or pursuant to Section 5.4 (iii); or (ii) by the Company without cause, then the Company shall continue to pay and provide Employee his Compensation as set forth in Section 4 in the same manner as before termination, and for a period of time ending on the date when the Term of this Agreement would otherwise have expired in accordance with Section 1 of this Agreement.


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                  Employee  shall not be  required  to  mitigate  the  amount of payment provided for in this Section 6.1 by seeking employment or otherwise, nor shall any amounts received from other employment or otherwise by Employee offset in any manner the obligations of Company hereunder.

         6.2 By Company for Cause. In the event that Company shall terminate Employee's employment hereunder for Cause pursuant to Section 5.3 hereof, all Compensation, as specified in this Agreement heretofore payable or provided to the Employee shall cease to be payable or provided, except for salary and benefits which may have been earned and are due and payable but which have not been paid as of the date of termination and reimbursements for expenses which may have been incurred, reported and documented but which have not been paid as of the date of termination.

         6.3 Death; Disability By Employee Without Cause or Good Reason. In the event of Employee's death, disability, or in the event that Employee shall terminate employment hereunder without Good Reason or Cause, Company shall not be obligated to pay Employee or his estate or beneficiaries any compensation except for salary and benefits which may have been earned and are due and payable but which have not been paid as of the date of termination.

         7. Unauthorized Disclosure. Employee shall not, without the prior written consent of Company, disclose or use in any way, either during the Employee's employment with Company or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret acquired in the course of such employment, whether or not conceived of or prepared by him, which is related to any service or business of Company or any Company affiliate, other than information which is generally known (other than through a breach of this Agreement by Employee) in the industry in which such business is transacted or acquired from public sources, all of which are the exclusive and valuable property of Company and its affiliates.

         8. Tangible Items. All files, records, documents, manuals, books, forms, reports, memoranda, studies, data, calculations, recordings, correspondence, in whatever from they may exist, and all copies, abstracts and summaries of the foregoing and all physical items related to the business of Company and its affiliates, other than merely personal items, whether of a public nature or not, and whether prepared by Employee or not, are and shall remain the exclusive property of Company and its affiliates and shall not be removed from their premises, except as required in the course of employment by Company, without the prior written consent of Company, and the same shall be promptly returned by Employee on the termination of Employee's employment with Company or at any time prior thereto upon the request of Company.

         9. Inventions and Patents. Employee agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made




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by or at the  direction of Employee  while  employed by Company will be owned by
Company. Employee also agrees to promptly perform all reasonable actions (whether before, during or after the Term) necessary to establish and confirm such ownership.

         10. Certain Restrictive Covenants. During the Term of his employment hereunder and for a period of six months thereafter, Employee agrees that, he will not act either directly or indirectly as a partner, officer, director, substantial stockholder or employee, or render advisory or other services for, or in connection with, or become interested in, or make any substantial financial investment in any firm, corporation, business entity or business enterprise competitive with the business of Company or its affiliates, except with the express written consent of the Board of Directors of Company. Employee further agrees that in the event of the termination of his employment under
Section 5, for a period of two years thereafter, he will employ or offer to employ, call on, solicit, actively interfere with Company's or any Company's affiliates relationship with, or attempt to divert or entice away, any employee of Company or any Company affiliate.

         11. Employee Representations. Employee hereby represents and warrants to Company that (i) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) except as disclosed to Company in writing prior to the execution of this Agreement, Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms.

         12. Remedies. Employee acknowledges that the restrictions and agreements contained in this Agreement are reasonable and necessary to protect that legitimate interests of Company, and that any violation of this Agreement will cause substantial and irreparable injury to Company that would not be quantifiable and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor.

         13. Severability. It is the intent and understanding of the parties hereto that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant, or promise shall not thereby be terminated but that it shall be deemed modified to the extent necessary to make it enforceable by such Court or agency and, if it cannot be so modified, that it shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such modification or amendment in any event to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.


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         14. Notice.  For the purposes of this Agreement,  notices,  demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person or by overnight courier or if mailed by United States registered mail, return receipt requested, postage prepaid, to the following addresses:

         If to Employee:

         Mr. George P. Farley
         89 Highwood Avenue
         Tenafly NJ 07670

         If to Company:

         Tel-Save, Inc.
         6805 Route 202
         New Hope, Pennsylvania 18938
         Attn: Chief Executive Officer

Either party may change its address for notices by written notice to the other party in accordance with this Section 14.

         15. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly or referred to in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of Pennsylvania relating to contracts made and to be performed entirely therein.

         16.  Headings.   The  headings  in  this  Agreement  are  inserted  for
convenience only and shall have no significance in the interpretation of this Agreement.

         17. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives and successors, including without limitation any affiliate to which Company may assign this Agreement.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the


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                                       -9-


day and year first written above.

                                              Tel-Save, Inc.



                                              By:
                                                 -------------------------------



                                              ----------------------------------



                                              TEL-SAVE HOLDINGS, INC.



                                              By:
                                                 -------------------------------




                                                 -------------------------------
                                                  George P. Farley